UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2016

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Regional Management Corp. (the “Company”), together with certain of its subsidiaries (collectively with the Company, the “Borrowers”), amended the terms of its senior secured revolving credit facility pursuant to a Second Amendment to Fifth Amended and Restated Loan and Security Agreement (the “Amendment”), dated August 26, 2016, among the Borrowers, the financial institutions listed in the Amendment (the “Lenders”), and Bank of America, N.A., as agent for the Lenders.

The Amendment provides for an increase in the aggregate senior revolving credit facility from $538 million to $585 million and extends the maturity date to August 26, 2019. In addition, the Company will have the right to seek an increase in the aggregate senior revolving credit facility of up to $65 million (resulting in a maximum aggregate senior revolving credit facility of $650 million) without the consent of any Lenders other than those participating in the increase, subject to the terms and conditions of the Amendment. The Amendment also amends the definition of “Eligible Contracts” to include up to $60 million of unsecured loan receivables and certain small loan receivables having not more than two payment deferrals in a rolling 12-month period. The Amendment also requires that the Borrowers deliver certain post-closing opinions of counsel regarding the compliance with applicable law of certain forms of lending contract used by the Borrowers in the ordinary course of business.

The foregoing description is a summary of the material terms of the Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. On August 29, 2016, the Company issued a press release announcing the Amendment. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

10.1	Second Amendment to Fifth Amended and Restated Loan and Security Agreement, dated as of August 26, 2016, by and among the Company, Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC, and Regional Finance Company of Virginia, LLC, the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, collectively the “Lenders”), and Bank of America, N.A. as agent for the Lenders.

99.1	Press release dated August 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: August 29, 2016	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Second Amendment to Fifth Amended and Restated Loan and Security Agreement, dated as of August 26, 2016, by and among the Company, Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC, and Regional Finance Company of Virginia, LLC, the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, collectively the “Lenders”), and Bank of America, N.A. as agent for the Lenders.

99.1	Press release dated August 29, 2016.